Exhibit 5.2

Homburger AG

Weinbergstrasse 56 | 58

CH-8006 Zürich

Postfach 194 | CH-8042 Zürich

Telefon +41 43 222 10 00

Fax +41 43 222 15 00

lawyers@homburger.ch

To:

Transocean Ltd.

Turmstrasse 30

6300 Zug

Switzerland

September 15, 2010

Transocean Ltd.

Ladies and Gentlemen:

We have acted and are acting as special Swiss counsel to Transocean Ltd., a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland (the Company), in connection with the Registration Statement on Form S-3 (the Registration Statement) to be filed with the United States Securities and Exchange Commission (the SEC) on the date hereof under the Securities Act of 1933 (the Act) with respect to (i) registered shares of CHF 15.00 par value each of the Company (the Registered Shares), (ii) warrants (the Warrants) to purchase Registered Shares, Debt Securities (as defined below) or other securities to be sold by the Company or Transocean Inc., a Cayman Islands exempted company (Transocean Inc.), (iii) debt securities of Transocean Inc. (the Debt Securities) and (iv) guarantees by the Company of the Debt Securities from time to time pursuant to Rule 415 under the Act (collectively, the Securities). As such counsel, we have been requested to give our opinion as to certain legal matters under Swiss law.

Capitalized terms used herein shall have the meaning attributed to them in the Documents (as defined below) unless otherwise defined herein.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Documents or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For the purpose of giving this opinion, we have only examined originals or copies of the following documents (collectively the Documents):

(i)	A copy of the public deed of incorporation (Gründungsurkunde) of the Company dated and executed August 14, 2008;

(ii)	A copy of the Articles of Association (Statuten) of the Company in the form as deposited with the Commercial Register of the Canton of Zug, Switzerland, on May 14, 2010, certified by the Commercial Register of the Canton of Zug, Switzerland, as of September 10, 2010 (the Articles of Association);

(iii)	An electronic copy of the Organizational Regulations (Organisationsreglement) of the Company dated as of October 9, 2008 (the Organizational Regulations);

(iv)	A copy of the register of uncertificated securities (Wertrechtebuch) of the Company as per January 1, 2010, dated as of September 14, 2010 (the Uncertificated Securities Register); and

(v)	A copy of a certified excerpt from the Commercial Register of the Canton of Zug, Switzerland, for the Company, dated September 10, 2010 (the Excerpt).

No documents have been reviewed by us in connection with this opinion other than those listed above. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	The filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws;

(b)	all copies, fax copies or electronic versions of the documents produced to us conform to the respective original documents and the originals of such documents were executed in the manner and by the individuals appearing on the respective copies;

(c)	all signatures appearing on all original documents or copies thereof which we have examined are genuine and are from the respective person named below the signatures;

(d)	the Documents are within the capacity and power of, and have been validly authorized and executed by the Company;

(e)	the Registration Statement has been filed by the Company;

(f)	all authorizations, approvals, consents, licenses, exemptions and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;

(g)	to the extent the Company issues Registered Shares out of the conditional share capital of the Company, the performance of the contribution in money shall be made at a banking institution subject to the Federal Law of November 8, 1934, Relating to Banks and Savings Banks, as amended;

(h)	the Documents are correct, complete and up-to-date; and

(i)	all pdf-copies, copies, fax copies or electronic versions of the documents available to us are complete and conform to the originals as issued or executed.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

1.	The Company is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland with all requisite corporate power and authority to enter into, to perform and to conduct its business as described in the Articles of Association.

2.	The Company’s share capital registered in the Commercial Register of the Canton of Zug amounts to CHF 5,028,529,470, divided into 335,235,298 Registered Shares with a par value of CHF 15.00 each. Such Registered Shares have been validly issued, fully paid and are non-assessable.

3.	New Registered Shares, if and when (i) the nominal amount for such Registered Shares has been fully paid-in (liberiert), (ii) any such Registered Shares have been duly authorized by the Board of Directors of the Company and, if required, the general meeting of shareholders of the Company, (iii) any such Registered Shares have been registered in the competent commercial register in Switzerland, and (iv) all other requirements under Swiss law and the Articles of Association in connection with the creation and issuance of any such Registered Shares have been complied with, will, if and when issued by the Company, be validly issued, fully paid and non-assessable.

4.	Warrants, if and when (i) any such Warrants have been duly authorized by the Board of Directors of the Company and, if required, the general meeting of shareholders of the Company, (ii) any such Warrants have been fully paid up (liberiert), and (iii) all other requirements under Swiss and any other law applicable to such Warrants and the Articles of Association in connection with the creation and issuance of such Warrants have been complied with, will, if and when issued by the Company, be duly authorized and validly issued.

5.	Guarantees of Debt Securities by the Company, if and when (i) the issue and the amount of any such guarantees of Debt Securities by the Company have been duly authorized by the Board of Directors of the Company, or, to the extent lawfully delegated, by a committee thereof or by officers authorized by the Board of Directors or such committee, and (ii) all other requirements under Swiss and any other law applicable to such guarantees and the Articles of Association in connection with any such guarantees have been complied with, will, if and when issued by the Company, be duly authorized.

IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

(b)	Any newly issued Registered Shares will have to be registered with the competent commercial register to be validly issued, except that in relation to Registered Shares issued out of the conditional share capital of the Company registration in the competent commercial register is not a precondition to the issuance of such Registered Shares.

(c)	We note that, under Swiss law, shares issued out of the conditional share capital of the Company cannot be paid-in by way of contribution in kind.

(d)	We further note that the current authorized share capital of the Company expires on December 18, 2010.

(e)	The exercise of voting rights and rights related thereto with respect to any Registered Shares is only permissible after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles of Association.

(f)	We express no opinion as to any commercial, accounting, tax, calculating, auditing or other non-legal matter.

(g)	We have not investigated or verified the truth or accuracy of the information contained in the Registration Statement, nor have we been responsible for ensuring that no material information has been omitted from it.

(h)	Any issuance of the Registered Shares out of Conditional Share Capital must be confirmed by the auditor of the Company, and amended Articles of Association of the Company reflecting the issuance of Registered Shares from Conditional Share Capital, together with said confirmation by the Company’s auditor, must be filed with the competent commercial register no later than three months after the end of the Company’s fiscal year.

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is furnished by us, as special Swiss counsel to the Company, in connection with the filing of the Registration Statement, and except as provided in the immediately preceding paragraph, it may not (in full or in part) be used, copied, circulated or relied upon by any party or for any purpose without our written consent.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely yours,

HOMBURGER AG

/s/ David Oser
David Oser

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